Exhibit 10.14

WELLS

FARGO

PROMISSORY NOTE SECURED BY SECURITY INSTRUMENT

$6,000,000

MERS MIN No 800010100000005354

Loan No. 31-0901787 San Francisco, California November 29, 2004

1. PROMISE TO PAY For value received, the undersigned JERSEY BUSINESS PARK, a California general partnership (“Borrower”), promise(s) to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”), 1320 Willow Pass Road, Suite 205, Concord, California 94520, or at such other Place as may be designated in writing by Lender, the principal sum of SIX MILLION AND NO/100THS DOLLARS ($6,000,000) (“Loan”), with interest thereon as specified herein. All sums owing hereunder are payable in lawful money of the United States of America, in immediately available funds, without offset, deduction or counterclaim of any kind.

2. SECURED BY SECURITY INSTRUMENT. This Note is secured by, among other things, that Deed of Trust and Absolute Assignment of Rents and Leases and Security Agreement (and Fixture Filing) (“Security Instrument”) of even date herewith given by Borrower for the benefit of Mortgage Electronic Registration Systems, Inc. a Delaware corporation, identifying this Note as an obligation secured thereby and encumbering certain real property described therein (“Property”).

DEFINITIONS. For the purposes of this Note, the following terms shall have the following meanings

“30/360 Basis” means on the basis of a 360-day year consisting of 12 months of 30 days each.

“Actual/360 Basis” means on the basis of a 360-day year and charged on the basis of actual days elapsed for any whole or partial month in which interest is being calculated.

“Amortization Period” means 30 years.

“Business Day” means any day other than a Saturday, Sunday, legal holiday or other day on which commercial banks in California are authorized or required by law to close. All references in this Note to a “day” or a “date” shall be to a calendar day unless specifically referenced as a Business Day.

“Code” means the Internal Revenue Code of 1986, as amended to date and as further amended from time to time, or any successor statutes thereto, together with applicable regulations issued pursuant thereto in temporary or final form.

“Collateral” shall have the meaning stated in the Security Instrument

‘‘Default” shall have the meaning stated in the Security Instrument.

“Default Rate” means the lesser of (a) a fixed annual rate equal to 5% plus the Note Rate and (b) the maximum rate of interest permitted by applicable law.

“Defeasance” means the Borrower’s substitution of Collateral and Lender’s release of the lien of the Security Instrument upon satisfaction of all of the terms and conditions of Section 12. A Defeasance may be either a Full Defeasance or a Partial Defeasance.

“Defeasance Collateral” means obligations or securities, not subject to prepayment, call or early redemption, each of which qualifies as a “Government security” as defined in Section 2(a)(16) of the Investment Company Act of 1940, as

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amended (15 U.S.C. §80a-l et seq.), together with all revenues and proceeds of such obligations or securities.

“Defeasance Date” means the date upon which the Defeasance is completed.

“Defeasance Option End Date” means September 30, 2014.

“Defeasance Option Period” means the period from and including the Defeasance Option Start Date to and including the Defeasance Option End Date.

“Defeasance Option Start Date” means the later of (a) the twenty-fifth Due Date following the Startup Day of any

REMIC which holds this Note on the Defeasance Date and (b) January 1, 2008.

“Defeasance Property” means any Individual Property or Properties that are released from the lien of the Security

Instrument as a result of a Partial Defeasance.

“Defeasance Security Agreements” means a pledge and security agreement and an account control agreement, each in form and substance customary in commercial mortgage defeasance transactions and, in case of Partial Defeasance, the New Note.

“Disbursement Date” means the date upon which the Loan proceeds are funded by Lender into escrow in connection with the closing of the Loan.

“Due Date” means the first day of each calendar month during the period commencing on the First Due Date and ending on December 1, 2014.

“Effective Date” means the earlier of (a) the date the Security Instrument is recorded in the real property records of the jurisdiction where the Property is located and (b) the date Lender authorizes the Loan proceeds to be released to Borrower.

“First Due Date” means January 1, 2005

“First P & I Due Date” means February 1, 2005

“Loan Documents” means the documents identified as such in Exhibit B

“Maturity Date” means January 1, 2015.

“Note Rate” means a fixed annual rate of 5.45%

“Open Period Start Date” means October 1, 2014.

“P & I Payment Amount” means $33,879.35, based on the Note Rate and the Amortization Period.

“Prepayment Lockout End Date” means September 30, 2014.

“Prepayment Lockout Period” means the period from and including the Effective Date to and including the Prepayment Lockout End Date.

“Rating Agencies” means Fitch, Inc , Moody’s Investors Service, Inc., Standard & Poor’s Rating Services and any other nationally-recognized statistical rating organization that, in connection with the securitization of the Loan by a REMIC maintains a rating, on the Defeasance Date, of the securities issued by the REMIC

“REMIC” means a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

“Startup Day” means the “startup day” within the meaning of Section 860G(a)(9) of the Code.

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“Successor Borrower” means an entity designated by Lender whose sole purpose is to own the Defeasance Collateral delivered by Borrower under Section 12 and assume Borrower’s obligations with respect to the Loan either alone, or together with the Defeasance Collateral for other, previously defeased loans or portions of loans assumed by Successor Borrower which are also held by the REMIC that holds this Note. Successor Borrower shall, in either case, be restricted from taking actions that could result in its bankruptcy or dissolution.

4. INTEREST; PAYMENTS.

4.1 Interest Accrual Interest on the outstanding principal balance of this Note shall accrue from the Disbursement Date at the Note Rate calculated on an Actual/360 Basis.

4.2 Payments. Monthly payments, each in the P&I Payment Amount, shall commence on the First P&I Due Date and continue on each Due Date thereafter. In addition, if the Disbursement Date is not the first day of a calendar month, an interest-only payment shall be due on the First Due Date Borrower acknowledges that the P&I Payment Amount was determined using a 30/360 Basis despite the fact that interest on this Note accrues on an Actual /360 Basis On the Maturity Date, all unpaid principal and accrued but unpaid interest shall be due and owing in full All interest shall be paid in arrears. Except as otherwise specifically provided in this Note or the other Loan Documents, all payments and deposits due under this Note or the other Loan Documents shall be made to Lender not later than 12.00 noon, California time, on the day on which such payment or deposit is due. Any funds received by Lender after such time shall, for all purposes, be deemed to have been received on the next succeeding Business Day.

4.3 Acknowledgments Borrower acknowledges that interest calculated on an Actual/360 Basis exceeds interest calculated on a 30/360 Basis and, therefore: (a) a greater portion of each monthly installment of principal and interest will be applied to interest using the Actual/360 Basis than would be the case if interest accrued on a 30/360 Basis, and (b) the unpaid principal balance of this Note on the Maturity Date will be greater using the Actual/360 Basis than would be the case if interest accrued on a 30/360 Basis

4.4 Application of Payments. In the absence of a specific determination by Lender to the contrary, all payments paid by Borrower to Lender in connection with the obligations of Borrower under this Note and under the other Loan Documents shall be applied in the following order of priority (a) to amounts, other than principal and interest, due to Lender pursuant to this Note or the other Loan Documents; (b) to accrued but unpaid interest on this Note; and (c) to the unpaid principal balance of this Note. Borrower irrevocably waives the right to direct the application of any payments at any time received by Lender from or on behalf of Borrower, and Borrower agrees that Lender shall have the continuing exclusive right to apply any such payments to the then due and owing obligations of Borrower in such order of priority as Lender may deem advisable

5	LATE CHARGE; DEFAULT RATE.

5.1 Late Charge. If all or any portion of any payment (including, without limitation, any payment of any interest, P & I Payment amount, impound or other deposit) required hereunder (other than the payment due on the Maturity Date) is not paid or deposited on or before the fourth day following the day on which the payment is due Borrower shall pay a late or collection charge, as liquidated damages, equal to 5% of the amount of such unpaid payment If all or any portion of the payment due on the Maturity Date is paid after the Maturity Date and on a date which is not the first day of a calendar month, Borrower shall pay a late or collection charge, as liquidated damages, equal to the interest which would have accrued on such amount during the period commencing on the date payment of such amount is actually made and ending on the last day of the calendar month in which payment of such amount is actually made. Borrower acknowledges that Lender will incur additional expenses as a result of any late payments or deposits hereunder, which expenses would be impracticable to quantify, and that Borrower’s payments under this section 5.1 are a reasonable estimate of such expenses.

5.2 Default Rate Commencing upon a Default and continuing until such Default shall have been cured by Borrower, all sums owing on this Note shall bear interest until paid in full at the Default Rate

6. MAXIMUM RATE PERMITTED BY LAW. Neither this Note nor the other Loan Documents shall be construed to require the payment or permit the collection of any interest or any late payment charge in excess of the maximum rate

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permitted by law. If any such excess interest or late payment charge is provided for under this Note or any of the other Loan Documents or if this Note or any of the other Loan Documents shall be adjudicated to provide for such excess, Borrower shall not be obligated to pay such excess notwithstanding any other provision of the Loan Documents. If Lender shall collect amounts which are deemed to constitute interest and which would increase the effective interest rate to a rate in excess of the maximum rate permitted by law, all such amounts deemed to constitute interest in excess of the maximum legal rate shall, upon such determination, at the option of Lender, be returned to Borrower or credited against the outstanding principal balance of this Note.

7 ACCELERATION If (a) Borrower shall fail to pay when due any sums payable under this Note; (b) any other Default shall occur; or (c) any other event or condition shall occur which, under the terms of the Security Instrument or any other Loan Document, gives rise to a right of acceleration of sums owing under this Note, then Lender, at its sole option, shall have the right to declare all sums owing under this Note immediately due and payable; provided, however, that if the Security Instrument or any other Loan Document provides for the automatic acceleration of payment of sums owing under this Note, all sums owing under this Note shall be automatically due and payable in accordance with the terms of the Security Instrument or such other Loan Document.

8 BORROWER’S LIABILITY.

8 1 Limitation. Except as otherwise provided in this Section 8, Lender’s recovery against Borrower under this Note and the other Loan Documents shall be limited solely to the Property and the Collateral.

8 2 Exceptions. Nothing contained in Section 8.1 or elsewhere in this Note or the other Loan Documents, however, shall limit in any way the personal liability of Borrower owed to Lender (a) for any losses or damages incurred by Lender (including, without limitation, any impairment of Lender’s security for the Loan) with respect to any of the following matters: (i) fraud or willful misrepresentation; (ii) material physical waste of the Property or the Collateral; (iii) failure to pay property or other taxes, assessments or charges (other than amounts paid to Lender for taxes, assessments or charges pursuant to Impounds as defined in Exhibit A and where Lender elects not to apply such funds toward payment of the taxes, assessments or charges owed) which may create liens senior to the lien of the Security Instrument on all or any portion of the Property, (iv) failure to deliver any insurance or condemnation proceeds or awards or any security deposits received by Borrower to Lender or to otherwise apply such sums as required under the terms of the Loan Documents or any other instrument now or hereafter securing this Note, (v) failure to apply any rents, royalties, accounts, revenues, income, issues, profits and other benefits from the Property which are collected or received by Borrower during the period of any Default or after acceleration of the indebtedness and other sums owing under the Loan Documents to the payment of either (A) such indebtedness or other sums or (B) the normal and necessary operating expenses of the Property; or (vi) any breach by Borrower of any covenant in this Note or in the Security Instrument regarding Hazardous Materials (as defined in the Security Instrument) or any representation or warranty of Borrower regarding Hazardous Materials proving to have been untrue when made; (b) in the event the Property or the Collateral shall become an asset in (i) a voluntary bankruptcy or insolvency proceeding or (ii) an involuntary bankruptcy or insolvency proceeding (other than one filed by Lender) which is not dismissed within 90 days of filing; or (c) if a Default shall occur because of a Prohibited Property Transfer (as defined in the Security instrument) or a Prohibited Equity Transfer (as defined in the Security Instrument).

8 3 No Release or Impairment Nothing contained in Section 8.1 shall be deemed to release, affect or impair the indebtedness evidenced by this Note or the obligations of Borrower under, or the liens and security interests created by the Loan Documents, or Lender’s rights to enforce its remedies under this Note and the other Loan Documents, including, without limitation, the right to pursue any remedy for injunctive or other equitable relief, or any suit or action in connection with the preservation, enforcement or foreclosure of the liens, mortgages, assignments and security interests which are now or at any time hereafter secure for the payment or performance of any all obligations under this Note or the other Loan Documents.

8.4 Prevail and Control. The provisions of this Section 8 shall prevail and control over any contrary provisions elsewhere in this Note or the other Loan Documents.

9 NON-TRUSTOR BORROWER. If any Borrower is not also a Trustor (as defined in the Security Instrument), such person or entity hereby makes all representations and warranties contained in Article 5 of the Security Instrument, all covenants contained in Section 6.15 of the Security Instrument, and all indemnities contained in Section 6.19 of the

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Security Instrument, jointly and severally with the Trustor, to and for the benefit of Beneficiary and Beneficiary Group

(both as defined in the Security Instrument).

10 MISCELLANEOUS.

10.1 Joint and Several Liability If this Note is executed by more than one person or entity as Borrower, the obligations of each such person or entity shall be joint and several No person or entity shall be a mere accommodation maker, but each shall be primarily and directly liable hereunder

10.2 Waiver of Presentment Except as otherwise provided in any other Loan Document, Borrower hereby waives presentment, demand, notice of dishonor, notice of default or delinquency, notice of intent to accelerate, notice of acceleration, notice of nonpayment, notice of costs, expenses or losses and interest thereon, and notice of interest on interest and late charges.

10 3 Delay In Enforcement, No previous waiver or failure or delay by Lender in acting with respect to the terms of this Note or the Security Instrument shall constitute a waiver of any breach, default or failure of condition under this Note, the Security Instrument or the obligations secured thereby. A waiver of any term of this Note, the Security Instrument or of any of the obligations secured thereby must be made in writing signed by Lender, shall be limited to the express terms of such waiver, and shall not constitute a waiver of any subsequent obligation of Borrower. The acceptance at any time by Lender of any past-due amount shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable.

10.4 Time of the Essence. Time is of the essence with respect to every provision hereof.

10.5 Governing Law. This Note was accepted by Lender in the state of California and the proceeds of this Note were disbursed from the state of California, which state the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby. Accordingly, in all respects, including, without limiting the generality of the foregoing, matters of construction, validity, enforceability and performance, this Note, the Security Instrument and the other Loan Documents and the obligations arising hereunder and thereunder shall be governed by, and construed in accordance with, the laws of the state of California applicable to contracts made and performed in such state and any applicable law of the United States of America, except that at all times the provisions for the enforcement of the liens, assignments and security interests in and to the Property and related remedies granted Lender, including but not limited to foreclosure or exercise of Lender’s STATUTORY POWER OF SALE or other POWER OF SALE (as permitted by law granted under the Security Instrument securing this Note and the creation, perfection and enforcement of the security interests created pursuant thereto and pursuant to the other Loan Documents shall be governed by and construed according to the law of the state where the Property is located. Except as provided in the immediately preceding sentence, Borrower hereby unconditionally and irrevocably waives, to the fullest extent permitted by law, any claim to assert that the law of any jurisdiction other than California governs the Security Instrument, this Note and the other Loan Documents

10.6 Consent to Jurisdiction Borrower irrevocably submits to the jurisdiction of (a) any state or federal court sitting in the state of California over any suit, action, or proceeding, brought by Borrower against Lender, arising out of or relating to this Note or the Loan evidenced hereby; (b) any state or federal court sitting in the state where the Property is located or the state in which Borrower’s principal place of business is located over any suit, action or proceeding, brought by Lender against Borrower, arising out of or relating to this Note or the Loan evidenced hereby, and (c) any state court sitting in the state where the Property is located over any suit, action, or proceeding, brought by Lender to enforce the liens, assignments and security interests in and to the Property and related remedies granted Lender, including but not limited to foreclosure or exercise of Lender’s STATUTORY POWER OF SALE or other POWER OF SALE (as permitted by law) under the Security Instrument or any action brought by the Lender to enforce its rights with respect to the Collateral. Borrower irrevocably waives, to the fullest extent permitted by law, any objection that Borrower may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum

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10.7 Counterparts. This Note may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original and all of which taken together shall be deemed to be one and the same Note.

10 8 Heirs, Successors and Assigns. All of the terms, covenants, conditions and indemnities contained in this Note and the other Loan Documents shall be binding upon the heirs, successors and assigns of Borrower and shall inure to the benefit of the successors and assigns of Lender. The foregoing sentence shall not be construed to permit Borrower to assign the Loan except as otherwise permitted in this Note or the other Loan Documents.

10 9 Severability. If any term of this Note, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Note, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Note shall be valid and enforceable to the fullest extent permitted by law.

10.10 Consents and Approvals. Whenever Lender’s consent, approval, acceptance or satisfaction is required under any provision of this Note or any of the other Loan Documents, such consent, approval, acceptance or satisfaction shall not be unreasonably withheld, conditioned or delayed by Lender unless such provision expressly so provides.

10.11 Commercial Loan. Borrower warrants that the Loan evidenced by this Note is being made solely to acquire or carry on a business or commercial enterprise, and/or Borrower is a business or commercial organization. Borrower further warrants that all of the proceeds of this Note shall be used for commercial purposes and stipulates that the Loan evidenced by this Note shall be construed for all purposes as a commercial loan, and is made for other than personal, family or household purposes.

10 12 Notices. All notices and other communications that are required or permitted to be given to a party under this Note shall be in writing and shall be sent to such party, either by personal delivery, by overnight delivery service, by certified first class mail, return receipt requested, or by facsimile transmission to the address or facsimile number below All such notices and communications shall be effective upon receipt of such delivery or facsimile transmission. The addresses and facsimile numbers of the parties shall be

Borrower: Lender:

JERSEY BUSINESS PARK Wells Fargo Bank,National Association

10700 Jersey Boulevard, Suite 610, 1320 Willow Pass Road, Suite 205

Rancho Cucmonga, CA 91730 Concord, CA 94520

Loan No. 31-0901787

FAX No. (925) 691-5947 Fax: 949-679-8502

10.13 Exhibits A and B attached hereto are incorporated herein by this reference.

11. PREPAYMENT - DEFEASANCE ONLY. Borrower acknowledges that any prepayment of this Note will cause Lender to lose its interest rate yield on this Note and will possibly require that Lender reinvest any such prepayment amount in loans of a lesser interest rate yield (including, without limitation, in debt obligations other than first mortgage loans on commercial properties). As a consequence, Borrower agrees as follows, as an integral part of the consideration for Lender’s making the Loan:

11.1 Voluntary Prepayment. Any voluntary prepayment of this Note: (a) is prohibited during the Prepayment Lockout Period, and (b) is permitted in full only, and not in part

11 2 Prepayment Charge.

a Basic Charge. Except as provided below, if this Note is prepaid prior to the Open Period, whether such prepayment is involuntary or upon acceleration of the principal amount of this Note by Lender following a Default, Borrower shall pay to Lender on the prepayment date (in addition to all other sums then due and owing to Lender under the Loan Documents) a prepayment charge equal to the greater of the

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following two amounts: (i) an amount equal to 1% of the amount prepaid; or (ii) an amount equal to (A) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required under this Note, calculated by discounting such payments from their respective Due Dates (or, with respect to the payment required on the Maturity Date, from the Maturity Date) back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by (B) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date. For purposes of the foregoing, “Periodic Treasury Yield” means (iii) the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Maturity Date (or if two or more such securities have maturity dates equally close to the Maturity Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (iv) 12, if the Due Dates are monthly, or 4, if the scheduled Due Dates are quarterly.

b. Additional Charge. If this Note is prepaid on any day other than a Due Date, whether such prepayment is voluntary, involuntary or upon full acceleration of the principal amount of this Note by Lender following a Default, Borrower shall pay to Lender on the prepayment date (in addition to the basic prepayment charge described in Section 11.2 a above and all other sums then due and owing to Lender under this Note and the other Loan Documents) an additional prepayment charge equal to the interest which would otherwise have accrued on the amount prepaid (had such prepayment not occurred) during the period from and including the prepayment date to and including the last day of the calendar month in which the prepayment occurred

c. Exclusion. Notwithstanding the foregoing, no prepayment charge of any kind shall apply in respect to any prepayment resulting from Lender’s application of any insurance proceeds or condemnation awards to the outstanding principal balance of the Loan.

11.3 Effect of Prepayment. No partial prepayment of this Note shall change any Due Date or the P&I Payment Amount, unless Lender otherwise agrees in writing.

11.4 Waiver. Borrower waives any right to prepay this Note except under the terms and conditions set forth in this Section 11 and agrees that if this Note is prepaid, Borrower shall pay the prepayment charge set forth above. Borrower hereby acknowledges that: (a) the inclusion of this waiver of prepayment rights and agreement to pay the prepayment charge for the right to prepay this Note was separately negotiated with Lender; (b) the economic value of the various elements of this waiver and agreement was discussed; (c) the consideration given by Borrower for the Loan was adjusted to reflect the specific waiver and agreement negotiated between Borrower and Lender and contained herein; and (d) this waiver is intended to comply with California Civil Code Section 2954.10

Borrower’s Initials Borrower’s Initials

12.DEFEASANCE-FULL.

12.1 Borrower Right to Defease. At any time during the Defeasance Option Period, Borrower may elect to effect a Defeasance in accordance with the provisions of this Section 12, at Borrower’s sole cost and expense

12.2 Conditions. Borrower shall only have the right to cause a Defeasance if all of the following conditions have been satisfied.

a. Notice Borrower shall give at least 60 days but not more than 90 days written notice to Lender specifying the Borrower’s intended Defeasance Date Simultaneously with the delivery of such notice, Borrower shall deposit with Lender an amount estimated by Lender to be sufficient to reimburse

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Lender’s anticipated expenses in connection with the Defeasance, for which Borrower shall be solely responsible whether or not the Defeasance shall be completed. If any such notice shall have been given by Borrower, Borrower shall be obligated to complete the Defeasance on the Defeasance Date, unless such notice is revoked in writing by Borrower prior to the Defeasance Date. Upon completion of the Defeasance or revocation by Borrower as specified above, Lender shall return any surplus deposit to Borrower;

b. No Default. No Default shall exist or would exist with notice or passage of time, or both, either on the date of receipt of Borrower’s notice under Section 12 2 a above or on the Defeasance Date;

c. Payments. Borrower shall pay in full, on or before the Defeasance Date (i) all unpaid interest accruing under this Note to and including the Defeasance Date (or otherwise cause Successor Borrower to assume liability for such interest), (ii) all other sums due under this Note and the other Loan Documents on or before the Defeasance Date, (iii) all escrow, closing, recording, legal, appraisal, Rating Agency and other fees, costs and expenses paid or incurred by Lender or its agents in connection with the Defeasance, the release of the lien of the Security Instrument on the Property, the review of the proposed Defeasance Collateral and the preparation of the Defeasance Security Agreements and related documentation, (iv) a defeasance fee to Lender of 1.00% of the outstanding principle balance of the Loan as of the Defeasance Date, (v) any revenue, documentary stamp, intangible or other taxes, charges or fees due in connection with the transfer or assumption of this Note or the Defeasance; d. Deliveries. Borrower shall, at Borrower’s sole cost and expense, deliver the following items to Lender on or before the Defeasance Date:

(i) The Defeasance Collateral, as substitute collateral for the Loan, provided however the principal and interest payments under the Defeasance Collateral (without regard to earnings from reinvestment of proceeds) must be, in timing and amounts, sufficient to provide for payment prior, but as close as possible, to (A) all Due Dates occurring after the Defeasance Date, (with each such payment being equal to or greater than the amount of the corresponding P & I Payment Amount)

and (B) the Maturity Date (with such payment being equal to or greater than the amount of the principal and interest payment due on the Maturity Date); and provided further, however, that

Borrower shall take such actions, enter such agreements and issue such orders or directions (including those specified below), as are necessary or appropriate and in accordance with customary commercial standards to effectuate book-entry transfers and pledges through the book-entry facilities of the institution holding the Defeasance Collateral or otherwise to create and perfect a valid, enforceable, first priority security interest in the Defeasance Collateral in favor of Lender;

(ii) The Defeasance Security Agreements creating, attaching and perfecting a first priority security interest in favor of Lender in the Defeasance Collateral under the law of the jurisdiction selected by Lender, which agreements shall provide, among other things, that all payments generated by the Defeasance Collateral shall be paid directly to Lender and applied by Lender to amounts then due and payable under this Note;

(iii) A certificate of Borrower certifying that all of the requirements of this Section 12 have been satisfied;

(iv) Opinions of counsel for Borrower, addressed to Lender and all Rating Agencies and delivered by counsel satisfactory to Lender, subject only to customary assumptions, qualifications and exceptions, stating, among other things, that (A) Lender has a perfected first priority security interest in the Defeasance Collateral, (B) the Defeasance Security Agreements are enforceable against Borrower in accordance with their terms and (C) any REMIC that holds this Note immediately prior to the Defeasance Date will not, as a result of the Defeasance, fail to maintain its status as a REMIC;

(v) A certificate, addressed to Lender and all Rating Agencies, from a firm of independent certified public accountants acceptable to Lender, subject only to customary assumptions, qualifications

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and exceptions, certifying that the Defeasance Collateral satisfies the requirements of Section

122d. (1) above and certifying that in no fiscal year of Successor Borrower will the interest earned on the Defeasance Collateral exceed the interest payable for the same period on the Loan under this Note,

(vi) If this Note is held by a REMIC, written evidence from all of the Rating Agencies that the Defeasance will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to the Defeasance for any securities representing interests in such REMIC which are then outstanding; and

(vii)Such other certificates, opinions, documents or instruments as are customary in commercial mortgage defeasance transactions to effect the Defeasance.

e Release of Lien. Upon satisfaction of all conditions specified in this Section 12, the Property and the Collateral shall be released from the lien of the Security Instrument and the other Loan Documents, and the Defeasance Collateral and the proceeds thereof shall constitute the only collateral securing the obligations of Borrower under this Note and the other Loan Documents. Lender shall, at Borrower’s expense, prepare, execute and deliver any instruments reasonably necessary to release the lien of the Security Instrument from the Property and the Collateral.

f. Assignment and Assumption In connection with the Defeasance, Borrower shall, at the request of Lender, assign all of its right, title and interest in and to the pledged Defeasance Collateral and all its obligations and rights under this Note and the Defeasance Security Agreements to Successor Borrower. Successor Borrower shall execute an assumption agreement in form and substance customary in commercial mortgage defeasance transactions, pursuant to which it shall assume Borrower’s obligations under this Note and the Defeasance Security Agreements. As conditions to such assignment and assumption, Borrower shall (i) deliver to Lender opinions of counsel addressed to Lender and all Rating Agencies, in form and substance customary in commercial Defeasance transactions and delivered by counsel satisfactory to Lender, and subject only to customary assumptions, qualifications and exceptions, stating, among other things, that such assumption agreement is enforceable against Borrower and Successor Borrower in accordance with its terms and that this Note and the Defeasance Security Agreements, as so assumed, are enforceable against Successor Borrower in accordance with their respective terms, and that the bankruptcy of any affiliate of Successor Borrower will not affect the assets of Successor Borrower; and (ii) pay all costs and expenses incurred by Lender or its agents in connection with such assignment and assumption (including, without limitation, the formation or review of Successor Borrower and the preparation of the assumption agreement and related documentation) Upon such assumption by Successor Borrower, Borrower shall be relieved of its obligations under this Note, the Defeasance Security Agreements and the other Loan Documents other than (iii) representations and warranties made in connection with the Defeasance, (iv) the obligation to effect the Defeasance in accordance with this Section 12, and to provide further assurances as necessary to do so, (v) liability for losses to Lender resulting from an avoidance, rescission or set-aside of the Defeasance as a result of actions taken or suffered by Borrower, and (vi) those obligations which are specifically intended to survive the repayment of the Loan or other termination, satisfaction or assignment of this Note, the Defeasance Security Agreements or the other Loan Documents or Lender’s exercise of its rights and remedies under any of such documents and instruments

13. WAIVER OF JURY TRIAL. LENDER AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF LENDER OR BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE LOAN TO BORROWER.

14 FINAL EXPRESSION/NO ORAL AGREEMENTS. READ THIS DOCUMENT CAREFULLY. THE WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES

PN CA Fixed Rate (Rev 04/2004) 9

AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

“BORROWER”

JERSEY BUSINESS PARK, a California general partnership

By:

/s/ James T. Rountree James T. Rountree, Trustee of The James T. Rountree Revocable Trust under Declaration of Trust Dated September 15, 1998,

General Partner

By:

/s/ Barbara R. Rountree

ending on December 1, 2014.

“Effective Date” means the earlier of (a) the date the Security Instrument is recorded in the real property records of the jurisdiction where the Property is located and (b) the date Lender authorizes the Loan proceeds to be released to

Borrower.

“First Due Date” means January 1, 2005

“First P & I Due Date” means February 1, 2005

“Loan Documents” means the documents identified as such in Exhibit B

PN CA Fixed Rate (Rev 04/2004) 10

Loan No. 31-0901787

EXHIBIT A Additional Terms And Conditions

This Exhibit A is attached to and forms a part of that Promissory Note secured by Security Instrument (“Note”) executed by JERSEY BUSINESS PARK, a California general partnership (“Borrower”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”).

1. DISBURSEMENT OF LOAN PROCEEDS; LIMITATION OF LIABILITY Borrower hereby authorizes lender to disburse the proceeds of the Loan, after deducting any and all fees owed by Borrower to Lender in connection with the Loan, to Fidelity National Title Company. With respect to such disbursement, Borrower understands and agrees that Lender does not accept responsibility for errors, acts or omissions of others, including, without limitation, the escrow company, other banks, communications carriers or clearinghouses through which the transfer of Loan proceeds may be made or through which Lender receives or transmits information, and no such entity shall be deemed Lender’s agent. As a consequence, Lender shall not be liable to Borrower for any actual (whether direct or indirect), consequential or punitive damages which may arise with respect to the disbursement of Loan proceeds, whether or not (a) any claim for such damages is based on tort or contract, or (b) either Lender or Borrower knew or should have known of the likelihood of such damages in any situation

2. FINANCIAL STATEMENTS

2.1 Statements Required. During the term of the Loan and while any liabilities of Borrower to Lender under any of the Loan Documents remain outstanding and unless Lender otherwise consents in writing, Borrower shall provide to Lender the following.

a Operating Statement Not later than 10 days after and as of the end of each calendar month during the period prior to any sale of the Loan, and thereafter not later than 30 days after and as of the end of each calendar quarter, an operating statement, signed and dated by Borrower, showing all revenues and expenses during such month or quarter and year-to-date, relating to the Property, including, without limitation, all information requested under any of the Loan Documents;

b. Rent Roll. Not later than 10 days after and as of the end of each calendar month during the period prior to any sale of the Loan, and thereafter not later than 30 days after and as of the end of each calendar quarter, a rent roll signed and dated by Borrower, showing the following lease information with regard to each tenant, the name of the tenant, monthly or other periodic rental amount, dates of commencement and expiration of the lease, and payment status;

c. Balance Sheet. If requested by Lender, not later than 90 days after and as of the end of each fiscal year, a balance sheet, signed and dated by Borrower, showing all assets and liabilities of Borrower; and

d. Other Information. From time to time, upon Lender’s delivery to Borrower of at least 10 days’ prior written notice, such other information with regard to Borrower, principals of Borrower, guarantors or the Property as Lender may reasonably request in writing.

2.2 Form; Warranty. Borrower agrees that all financial statements to be delivered to Lender pursuant to Section 2.1 shall: (a) be complete and correct, (b) present fairly the financial condition of the party, (c) disclose all liabilities that are required to be reflected or reserved against; and (d) be prepared in accordance with the same accounting standard used by Borrower to prepare the financial statements delivered to and approved by Lender in connection with the making of the Loan or other accounting standards acceptable to Lender. Borrower shall be deemed to warrant and represent that, as of the date of delivery of any such financial statement, there has been no material adverse change in financial condition, nor have any assets or properties been sold, transferred, assigned, mortgaged, pledged or encumbered since the date of such financial statement except as disclosed by Borrower in a writing delivered to Lender. Borrower agrees that all rent rolls

EXHIBIT A

1

PN CA FX

and other information to be delivered to Lender pursuant to Section 2.1 shall not contain any misrepresentation or omission of a material fact.

2.3 Late Charge If any financial statement, leasing schedule or other item required to be delivered to Lender pursuant to Section 2 1 is not timely delivered, Borrower shall promptly pay to Lender, as a late charge, the sum of $500.00 per item In addition, Borrower shall promptly pay to Lender an additional late charge of $500.00 per item for each full month during which such item remains undelivered following written notice from Lender Borrower acknowledges that Lender will incur additional expenses as a result of any such late deliveries, which expenses would be impracticable to quantify, and that Borrower’s payments under this Section 2.3 are a reasonable estimate of such expenses.

3	INTENTIONALL OMITTED.
4	TWO-TIME RIGHT OF TRANSFER OF PROPERTY. Notwithstanding anything to the contrary contained in the

Security Instrument, Lender shall, two times only, consent to the voluntary sale or exchange of all of the Property by

Borrower so long as no Default has occurred and is continuing and all of the following conditions precedent have been satisfied:

4 1 Notice. Lender’s receipt of not less than 60 days prior written notice of the proposed sale or exchange,

4.2 Credit Review and Underwriting. Lender’s reasonable determination that the proposed purchaser, the ending on December 1, 2014.

“Effective Date” means the earlier of (a) the date the Security Instrument is recorded in the real property records of the jurisdiction where the Property is located and (b) the date Lender authorizes the Loan proceeds to be released to

Borrower.

“First Due Date” means January 1, 2005

“First P & I Due Date” means February 1, 2005

“Loan Documents” means the documents identified as such in Exhibit B

Property for tax purposes and (b) if Borrower is obligated under the Loan Documents to be and remain a single purpose bankruptcy remote entity, Lender’s then applicable criteria for a single purpose bankruptcy remote entity.

4.3	Experience. Lender’s reasonable determination that the proposed purchaser possesses satisfactory recent experience in the ownership and operation of properties similar to the Property;

4.4 Impounds. Lender’s receipt of such new or increased Impounds as Lender may require, including, without limitation, new or increased Impounds for taxes, insurance, general or designated tenant improvements and leasing commissions, capital improvements, capital expenditures and deferred maintenance, and the amendment of the Loan Documents to require the purchaser to make monthly deposits of such new or increased Impounds for such purposes thereafter.

4.5 Documents and Instruments. Lender ‘s receipt of such fully executed documents and instruments as Lender shall reasonably require, in form and content reasonably satisfactory to Lender, including, without limitation, (a) an assumption agreement under which the purchaser assumes all obligations and liabilities of Borrower under this Note and the other Loan Documents and agrees to such amendments to the Loan Documents as Lender may reasonably require in order to reflect the change in the borrowing entity and principals and any new or increased Impounds and (b) a consent to the sale or exchange by each existing guarantor and a reaffirmation of each guarantor’s obligations and liabilities under each guaranty or the execution of new guaranties by new guarantors reasonably satisfactory to Lender;

4 6 Title Insurance. If required by Lender, delivery to Lender of evidence of title insurance reasonably satisfactory to Lender insuring Lender that the lien of the Security Instrument and the priority thereof will not be impaired or affected by reason of such sale or exchange of the Property;

4.7 Assumption Fee. Payment to Lender of an assumption fee equal to 1.00% of the then outstanding principal balance of this Note, but not less than $15,000,

4 8 Costs and Expenses. Reimbursement to Lender of any and all costs and expenses paid or incurred by Lender in connection with such sale or exchange and Lender’s consent thereto, including, without limitation, all in-house or

EXHIBIT A

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PN CA FX

outside counsel attorneys’ fees, title insurance fees, appraisal fees, inspection fees, environmental insurance or consultant’s fees and any fees or charges of the applicable Rating Agencies;

4.9 No Downgrade. If required by Lender, delivery to Lender of written evidence from the Rating Agencies that such sale or exchange will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to the sale or exchange for any securities issued in connection with the securitization of the Loan which are then outstanding; and

4	10 No Adverse REMIC Event. If required by Lender, delivery to Lender of an opinion of tax counsel, in form and content and issued by tax counsel satisfactory to Lender’s counsel, that such sale or exchange shall not (a) constitute a “significant modification” of the Loan within the meaning of Treasury Regulation Section 1 860G-2(b) or (b) cause the Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code

Lender shall fully release Borrower and each existing guarantor from any further obligation or liability to Lender under this Note and the other Loan Documents upon the assumption by the purchaser and each new guarantor of all such obligations and liabilities and the satisfaction of all other conditions precedent to a sale or exchange in accordance with the provisions of this Section.

5. PREPAYMENT.

51	The Note contains provisions which permit Full Defeasance Only.

EXHIBIT A

PN CA FX 3

Loan No. 31 — 0901787

EXHIBIT B Loan Documents and Other Related Documents

This Exhibit B is attached to and forms a part of that Promissory Note (“Note”) executed by JERSEY BUSINESS

PARK, a California general partnership (“Borrower”) in favor of WELLS FARGO BANK,

NATIONAL ASSOCIATION (“Lender”)

1 LOAN DOCUMENTS The documents numbered 1 1 through 1.9 below of even date herewith (unless otherwise specified) and any amendments, modifications and supplements thereto which have received the prior written approval of Lender and any documents executed in the future that are approved by Lender and that recite that they are “Loan Documents” for purposes of this Note are collectively referred to as the “Loan Documents”.

1.1 This Note;

1 2 Security Instrument;

1.3 State of California Uniform Commercial Code—Financing Statement—Form UCC-1,

1.4. Partnership or Joint Venture Borrowing Certificate;

1.5. Two (2) Trust Certificates;

1 6 All Estoppels, Non-Disturbance and Attornment Agreements of various dates;

1.7. Assignment of Management Contract,

1.8. Payment Method Agreement, and

1.9 Agreement Regarding Required Insurance.

2 OTHER RELATED DOCUMENTS WHICH ARE NOT LOAN DOCUMENTS

2.1. Agreement for Disbursement Prior to Recording and Amendment to Note, and

2.2. Limited Guaranty.

EXHIBIT B

PN CA FX 1